UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

September 27, 2007

(Date of Report (date of earliest event reported))

Jackson Hewitt Tax Service Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-32215	20-0779692
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification Number)

3 Sylvan Way Parsippany, New Jersey	07054
(Address of principal executive office)	(Zip Code)

(973) 630-1040

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 27, 2007, Tax Services of America, Inc. (“TSA”), a subsidiary of Jackson Hewitt Tax Service Inc. (the “Company”), entered into the following agreements:

a.	Asset Purchase Agreement (the “Atlanta Purchase Agreement”), dated September 27, 2007, by and among TSA, Smart Tax of Georgia Inc., and each of the shareholders of Smart Tax of Georgia, Inc.;

b.	Asset Purchase Agreement (the “Chicago Purchase Agreement”), dated September 27, 2007, by and among TSA, Smart Tax, Inc., and each of the shareholders of Smart Tax, Inc.; and

c.	Asset Purchase Agreement (the “Detroit Purchase Agreement”), dated September 27, 2007, by and among TSA, Sofar, Inc., and each of the shareholders of Sofar, Inc.

Under the terms of the Atlanta Purchase Agreement, the Chicago Purchase Agreement and the Detroit Purchase Agreement (collectively, the “Purchase Agreements”), TSA agreed to purchase substantially all of the assets of the Jackson Hewitt Tax Service® income tax preparation businesses owned and operated by each seller in the Atlanta, Georgia, Chicago, Illinois and Detroit, Michigan markets, respectively (collectively, the “Acquisitions”). The aggregate purchase price that TSA will pay in cash for the Acquisitions is $19,100,000, with fifty percent of each transaction’s purchase price paid at closing and the remainder paid nine months after the respective closing date. The Company expects to consummate all three acquisitions simultaneously. The Purchase Agreements contain customary representations, warranties and indemnities. The closing of the Acquisitions is conditioned upon, among other things, (i) the sale of the Jackson Hewitt Tax Service businesses in the Birmingham, Alabama and Raleigh-Durham, North Carolina markets owned and operated by the shareholder with common ownership interests in the Atlanta, Chicago and Detroit markets and (ii) court approval of the stipulated injunctions related to the sellers and shareholders in the Atlanta, Chicago, Detroit and Raleigh-Durham markets with respect to lawsuits filed against such sellers and shareholders by the Department of Justice. It is the Company’s understanding that the stipulated injunctions have been agreed to by the Department of Justice and each seller and shareholder in each market and such documents will be submitted to the applicable court for approval. The Company expects the Acquisitions to be consummated within the second quarter of fiscal 2008.

The Company will seek confidential treatment from the Securities and Exchange Commission for certain portions of the Purchase Agreements in connection with filing such agreements as exhibits to the Company’s Quarterly Report on Form 10-Q for the period ended October 31, 2007.

ITEM 8.01	OTHER EVENTS

It is the Company’s understanding that the Department of Justice and the owners and operators of the Jackson Hewitt Tax Service income tax preparation businesses in the Atlanta, Chicago, Detroit and Raleigh-Durham markets have agreed to stipulated injunctions with respect to lawsuits filed against such owners and operators by the Department of Justice and such documents will be submitted to the applicable court for approval. Upon consummation of the transactions described in Item 1.01 of this Current Report on Form 8-K, the Company, through a subsidiary, will operate the acquired income tax preparation businesses in the Atlanta, Chicago and Detroit markets as company-owned Jackson Hewitt Tax Service locations for the 2008 tax season. In addition, the Company expects the related Jackson Hewitt Tax Service income tax preparation businesses in the Raleigh-Durham and Birmingham markets will be operated by franchisees for the 2008 tax season.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACKSON HEWITT TAX SERVICE INC.

By:	/s/ Mark L. Heimbouch
Mark L. Heimbouch
Executive Vice President and Chief Financial Officer

Date: September 28, 2007

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